UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	July 21, 2008

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code	(203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers:
On July 21, 2008, Photronics, Inc. (the “Company”) announced that Michael J. Luttati resigned from his positions as Chief Executive Officer and as a member of the Board of Directors of the Company effective immediately. Mr. Luttati will remain as a consultant to the Company for a period of six (6) months to help with the transition to new leadership. Chairman of the Board of Directors, Constantine (“Deno”) Macricostas will assume the role of interim CEO. The Company’s Board of Directors has appointed a search committee and will retain an executive search firm to lead the task of identifying a new Chief Executive Officer.

On July 21, 2008 (the “Effective Date”), the Company entered into a Separation and Consulting Agreement and related waiver and release of claims with Mr. Luttati (the “Separation Agreement”). The Separation Agreement provides that Mr. Luttati will resign all positions as an officer and director of the Company effective as of July 21, 2008. However, Mr. Luttati will stay on as consultant for the Company until January 31, 2009 (the “Consulting Period”). Pursuant to the terms of the Separation Agreement, Mr. Luttati will receive severance in the form of the continuation of his current base salary ($513,000) for eighteen months following the Effective Date. Mr. Luttati will also receive $40,000 for outplacement and relocation benefits. Mr. Luttati can purchase his Company-provided automobile at the book value of $24,429. The Company also agreed to contribute to the costs of Mr. Luttati’s monthly premiums for health and dental insurance coverage under COBRA for a period of one (1) year from the Effective Date. The Company also agreed to allow Mr. Luttati to retain his Company-provided life insurance policy to the extent provided under applicable law and the terms of the plan. Mr. Luttati can exercise any outstanding Company stock options which are vested as of the Effective Date for a period of eighteen (18) months from the Effective Date. Any Company options that have not vested as of the Effective Date will terminate as of the Effective Date. Mr. Luttati’s restricted stock will continue to vest in accordance with the original vesting schedule during the Consulting Period. In the event a change of control of the Company occurs prior to the expiration of the Consulting Period, all Company restricted stock held by Mr. Luttati will immediately vest as of the date of the change of control and Mr. Luttati will receive an additional six (6) months of salary continuation payments. The Separation Agreement supersedes or replaces any prior agreement regarding Mr. Luttati’s employment and termination with the Company with the exceptions of Section 5(f) (Tax Consideration), 7 (Confidential Information), 8 (Non Competition), and 9 (Intellectual Property) of the Employment Agreement between the Company and Mr. Luttati dated May 12, 2005 (the “Employment Agreement”). The severance benefits set forth above are contingent upon Mr. Luttati executing a release of claims against the Company and are also generally consistent with Mr. Luttati’s entitlements under his Employment Agreement in the event of a termination without cause.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits 99.1	Press Release dated July 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE	July 23, 2008	BY	/s/ Richelle E. Burr
Richelle E. Burr Vice President, Associate General Counsel

PHOTRONICS, INC.

Photronics, Inc.

Exhibits Index

Exhibit No.	Subject Matter
99.1	Press Release dated July 21, 2008